Exhibit 3.2

INVENSENSE, INC.

AMENDED AND RESTATED BYLAWS

as adopted and in

effect on May 18, 2017

AMENDED AND RESTATED BYLAWS

ARTICLE I – STOCKHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (hereinafter also referred to as the “Board”) shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by only the Board pursuant to a resolution approved by a majority of the whole Board or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. The Board or the President may postpone or reschedule any previously scheduled special meeting.

Section 1.3 Notice of Meetings. Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Company).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 1.5 Organization. At each meeting of stockholders, the Chairman of the Board, if present, or the President, if the Chairman of the Board is not present, or, if neither the Chairman of the Board nor the President is present, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Company, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 1.6 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 1.7 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Company may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 1.8 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting. Such list shall be produced and kept available at the times and places required by the Delaware General Corporation Law. The list of stockholders shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.9 Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the chairman of any meeting of stockholders may, and on the request of any stockholder or his or her proxy shall, appoint inspectors of election at the meeting. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

Section 1.10 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in the first paragraph of this Section.

ARTICLE II – BOARD OF DIRECTORS

Section 2.1 Number and Term of Office. The number of directors who shall constitute the whole Board shall be such number as the Board shall from time to time have designated, except that in the absence of any such designation, such number shall be one (1). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

Section 2.2 Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 2.3 Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.4 Special Meetings. Special meetings of the Board may be called by 1/3 of the total number of directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.5 Quorum. At any meeting of the Board, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.6 Participation in Meetings By Conference Telephone. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.7 Conduct of Business. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 2.8 Powers. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Company, including, without limiting the generality of the foregoing, the unqualified power to:

(1)	Declare dividends from time to time in accordance with law;

(2)	Purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)	Authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)	Remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)	Confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)	Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Company and its subsidiaries as it may determine;

(7)	Adopt from time to time such insurance, retirement and other benefit plans for directors, officers, employees and agents of the Company and its subsidiaries as it may determine; and

(8)	Adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Company’s business and affairs.

Section 2.9 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.

Section 2.10 Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes or proceedings of the Board or committee.

ARTICLE III – COMMITTEES

Section 3.1 Committees of the Board. The Board, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings which provide that 1/3 of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV – OFFICERS

Section 4.1 Enumeration. The officers of the Company shall consist of a President and Chief Executive Officer, a Secretary, a Treasurer and such other officers with such other titles, responsibilities and authorities as the Board shall determine, including, in the discretion of the Board, Assistant Treasurers and Assistant Secretaries, together with such other officers of the Company as the Board may deem appropriate. In addition, the Board, in its discretion, may appoint a Chairman of the Board and a Vice-Chairman of the Board, either or both of which positions, in the discretion of the Board, may be an officer, or a non-officer, position of the Company.

Section 4.2 Election. The President, the Secretary and the Treasurer shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board at such meeting or at any other meeting.

Section 4.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

Section 4.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his or her earlier death, resignation or removal.

Section 4.5 Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Company at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event and such condition is accepted by the Company.

Any officer may be removed at any time, with or without cause, by resolution of the Board adopted by vote of a majority of the entire number of directors then in office.

Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month, year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Company.

Section 4.6 Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of the President, the Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.7 Chairman of the Board and Vice-Chairman of the Board. The Board may, in its discretion, appoint a Chairman of the Board. If the Board appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board and, if present, preside at all meetings of the stockholders and of the Board. If the Board appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the

Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board. The Chairman of the Board or the Vice Chairman of the Board may be designated, in the discretion of the Board, to hold such position in a non-officer capacity and, if so designated, the appointment to such position shall not cause the holder to be, or be deemed to be, an officer, agent or employee of the Company or not to be an independent member of the Board.

Section 4.8 President. The President shall have, subject to the control of the Board and such supervisory powers, if any, as may be given by the Board to another person or persons, the following powers and duties:

(1)	To be the senior executive officer of the Company and to act as the senior general manager and, subject to the control of the Board, to have general responsibility for the supervision, direction and control of the business, operations and affairs of the Company;

(2)	In the absence of the Chairman of the Board, to preside at all meetings of the stockholders and of the Board;

(3)	In the absence of the Chairman of the Board, to call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper;

(4)	To see that all orders and resolutions of the Board are carried into effect;

(5)	In the absence of the Chairman of the Board, to maintain records of and, whenever necessary, certify all proceedings of the Board and the stockholders; and

(6)	To affix the signature of the Company to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, returns, filings and other papers and instruments in writing, which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the Company; and, subject to the direction of the Board, to have general charge of the property of the Company and to supervise and control all officers, agents and employees of the Company; and

(7)	To perform all other duties prescribed by the Board.

Section 4.9 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of the Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, to file or cause to be filed all returns and filings necessary or appropriate to be filed by or on behalf of the Company under all applicable tax and securities laws, and to render as required by the Board statements of all such transactions and of the financial condition of the Company.

If appointed, any Assistant Treasurers shall perform such duties and possess such powers as the Board, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board), shall perform the duties and exercise the powers of the Treasurer.

Section 4.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

If appointed, any Assistant Secretary shall perform such duties and possess such powers as the Board, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board), shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the senior executive presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 4.11 Salaries and Compensation. Officers of the Company shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or by such officers as may be designated by resolution of the Board.

Section 4.12 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board, the President or any officer of the Company authorized by the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of the stockholders, members, or partners, as applicable, of or with respect to any action of the stockholders, members or partnership, as applicable, of any other entities in which the Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of securities in such other entity.

ARTICLE V – STOCK

Section 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Company by, the President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

Section 5.2 Transfers of Stock. Each stockholder must give written notice to the Company and every other stockholder not later than 15 days prior to any transfer of its stock to any other person or entity. Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company. Except where a certificate is issued in accordance with Section 5.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.3 Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board may fix a new record date for the adjourned meeting.

In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner prescribed by Section 1.9. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VI – NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or e-mail. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Company. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile or e-mail, shall be the time of the giving of the notice.

Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII – MISCELLANEOUS

Section 7.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board or a committee thereof.

Section 7.2 Corporate Seal. The Board may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.3 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 7.4 Fiscal Year. The fiscal year of the Company shall be as fixed by the Board.

Section 7.5 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, that except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or 8.2 is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 8.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5 Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8.6 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

ARTICLE IX – AMENDMENTS

Section 9.1 By the Board. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

Section 9.2 By the Stockholders. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting.

CERTIFICATE OF SECRETARY

OF

INVENSENSE, INC.

I, the undersigned, certify that:

(1)	I am the presently elected and acting Secretary of the Company; and

(2)	The above Bylaws are the Bylaws of this Company as adopted by the Board of Directors as of May 18, 2017.

/s/ Francis J. Sweeney
By:	Francis J. Sweeney
Title:	Secretary